UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

MTECH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38368	82-2932611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10124 Foxhurst Court Orlando, Florida	32836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 345-8332

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTEC	The NASDAQ Stock Market LLC
Warrants to purchase one share of Common Stock	MTECW	The NASDAQ Stock Market LLC
Units, each consisting of one share of Common Stock and one Warrant	MTECU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry Into A Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed on October 11, 2018 by MTech Acquisition Corp., a Delaware corporation (“MTech”), with the U.S. Securities and Exchange Commission (the “SEC”), on October 10, 2018, MTech entered into an Agreement and Plan of Merger (as amended by the First Amendment to Agreement and Plan of Merger on April 17, 2019, the “Merger Agreement”) by and among MTech, MTech Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of MTech (“Pubco”), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Pubco, MTech Sponsor LLC, a Florida limited liability company, in the capacity as the Purchaser Representative thereunder, MJ Freeway LLC, a Colorado limited liability (“MJF”), and Jessica Billingsley (as successor to Harold Handelsman), in the capacity as the Seller Representative thereunder. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), MTech and MJF will merge with and into the subsidiaries of Pubco and become wholly owned subsidiaries of Pubco (the “Business Combination”). On May 16, 2019, Pubco filed with the SEC a registration statement on Form S-4 (as amended, the “Registration Statement”) for the Pubco securities to be issued to MTech and MJF security holders at the Closing, which Registration Statement contains a preliminary proxy statement of MTech in connection with a special meeting of the stockholders of MTech (“Special Meeting”) to consider and vote on the Business Combination and related matters.

On June 5, 2019, MTech entered into subscription agreements (each, a “Subscription Agreement”) with certain investors, pursuant to which the investors (“Investors”) have agreed to purchase immediately prior to the Closing in the aggregate 685,599 shares of Class A common stock of MTech (“Class A Common Stock”) at a purchase price of $10.21 per share (for an aggregate of $7.0 million) on a private placement basis (the “Private Placement”). The shares issued by MTech in the Private Placement (“Private Placement Shares”) will be converted into shares of common stock of Pubco on a one-for-one basis. MTech may issue up to an additional 799,907 shares of Class A Common Stock in the Private Placement on substantially the same terms and conditions prior to the Special Meeting. The closing of the Private Placement is conditioned on the Closing of the Business Combination immediately thereafter.

During the period from the execution of the Subscription Agreements and through 5:00 p.m. Eastern Time on the third business day prior to the Special Meeting, the Investors will have the right to purchase shares of Class A Common Stock in privately negotiated transactions with third parties (any shares so purchased, “Backstop Shares”), which if held and not redeemed in accordance with the requirements of the Subscription Agreement, will reduce the number of Private Placement Shares required to be purchased by such Investors. The Investors have agreed to (i) not transfer prior to the Closing any Backstop Shares that it owns or otherwise acquires, (ii) vote at the Special Meeting all of the Backstop Shares that it owns or acquires, or otherwise has proxy rights with respect to, in favor of the Business Combination, and each of the other proposals of MTech set forth in the proxy statement in connection with the Business Combination, and (iii) waive and not exercise any rights that it may have to redeem or convert any Backstop Shares that it owns or acquires in the redemption conducted by the Company in connection with the Business Combination.

In each Subscription Agreement, Pubco has agreed to file with the SEC within 30 days after the Closing a registration statement registering the resale of the Pubco shares issued in the Business Combination for the Private Placement Shares and Backstop Shares, use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable and maintain the effectiveness of such registration statement until the earlier of (i) two years from the issuance of the Private Placement Shares to the Investor thereunder, or (ii) on the first date on which the Investor can sell all of its Private Placement Shares under Rule 144 of the Securities Act, as amended (the “Securities Act”), without limitation as to the manner of sale or the amount of such securities that may be sold.

In each Subscription Agreement, Pubco also granted to each Investor an option for a period of 60 days starting after the Closing to purchase, subject to certain conditions, additional shares of Pubco Class A common stock (“Option Shares”) at a price of $10.21 per share, up to a number of Option Shares equal to the number of Private Placement Shares and Backstop Shares purchased and held and not redeemed by such Investor under the Subscription Agreement. The Investor will have the registration rights described above with respect to any such purchased Option Shares.

Each Subscription Agreement will terminate with no further force and effect upon the earlier to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties to the Subscription Agreement to terminate such agreement or (iii) the transactions contemplated by the Subscription Agreement are not consummated prior to July 31, 2019.

In connection with the execution of the Subscription Agreements, MTech’s sponsor, MTech Sponsor LLC, a Florida limited liability company (the “Sponsor”), and MTech entered into an Agreement to Transfer Sponsor Shares (each, a “Sponsor Stock Transfer Agreement”) with each Investor, pursuant to which the Sponsor agreed to transfer to each Investor at the closing of the Private Placement one (1) share of Class B common stock of MTech for each nine (9) Private Placement Shares or Backstop Shares purchased and held and not redeemed by such Investor under the Subscription Agreement, which shares of Class B common stock of MTech will become Class A shares of Pubco upon the Closing (such shares, the “Transferred Sponsor Shares”). Each Investor agreed to accept its portion of the Transferred Sponsor Shares subject to (i) the escrow and related restrictions applying to such Transferred Sponsor Shares under that certain Stock Escrow Agreement, dated as of January 29, 2018 (the “Stock Escrow Agreement”), by and among the Company, the Sponsor, and Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent (“Escrow Agent”), as a “Founder” party thereto, with each Investor agreeing to also sign a joinder agreement in form and substance reasonably acceptable to MTech, Pubco, the Sponsor and the Escrow Agent to become subject to the Amendment to Stock Escrow Agreement in substantially the form attached to the Merger Agreement, which Amendment to Stock Escrow Agreement will be signed by MTech, Pubco, the Sponsor and the Escrow Agent in connection with the Closing, and (ii) the restrictions applying to “insiders” after the Closing under the Letter Agreement, dated as of January 29, 2018, by and among MTech, EarlyBirdCapital, Inc., as representative of the underwriters thereunder, the Sponsor and Steven Van Dyke.

Copies of the Form of Subscription Agreement and the Form of Sponsor Stock Transfer Agreement are filed with this Current Report on Form 8-K as, respectively, Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference, and the foregoing descriptions of the Form of Subscription Agreement and the Form of Sponsor Stock Transfer Agreement agreements are qualified in their entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Class A Common Stock to be issued in connection with the Subscription Agreements described above will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On June 6, 2019, MTech and MJF issued a press release announcing the Private Placement and certain other matters. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information

Investors and security holders of MTech are advised to read the prospectus related to the Registration Statement and the definitive proxy statement in connection with MTech’s solicitation of proxies for its special meeting of stockholders to be held to approve the proposed transaction because the proxy statement/prospectus will contain important information about the proposed transaction and the parties to the proposed transaction. The definitive proxy statement/prospectus was mailed to stockholders of MTech as of the record date, which is May 13, 2019. Stockholders will also be able to obtain copies of the registration statement and proxy statement/prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: MTech Acquisition Corp., c/o MTech Sponsor LLC, 10124 Foxhurst Court, Orlando, Florida 32836.

Participants in the Solicitation

MTech, Pubco, MJF, and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of MTech’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests of MTech’s directors and officers in the solicitation by reading MTech’s and Pubco’s filings with the SEC, including the Registration Statement, which was declared effective on May 14, 2019 and which includes the proxy statement/prospectus of MTech for the proposed transaction.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding MTech’s industry, future events, the proposed transaction between the parties, the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of MTech’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding MTech’s businesses and the transaction, and actual results may differ materially. These risks, uncertainties, assumptions and other important factors include, but are not limited to: the inability to complete the transaction contemplated by the merger agreement because of failure of closing conditions or other reasons; the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the amount of cash available following any redemptions by MTech stockholders; the ability of Pubco to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the merger agreement; costs related to the proposed transaction; MJF’s ability to manage growth; the reaction of MJF’s customers and suppliers to the transaction; Pubco’s ability to identify and integrate other future acquisitions; rising costs adversely affecting MJF’s profitability; adverse changes to the legal environment for the cannabis industry; general economic and market conditions impacting demand for MJF’s products and services; and other risks and uncertainties indicated in the proxy statement/prospectus for the proposed transaction, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by MTech and Pubco. There may be additional risks that MTech presently does not know or that MTech currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide MTech’s expectations, plans or forecasts of future events and views as of the date of this communication. MTech anticipates that subsequent events and developments will cause MTech’s assessments to change. However, while MTech may elect to update these forward-looking statements at some point in the future, MTech specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MTech’s assessments as of any date subsequent to the date of this communication.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Agreement to Transfer Sponsor Shares
99.1	Press Release, dated June 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 6, 2019	MTECH ACQUISITION CORP.

	By:	/s/ Scott Sozio
Name: Scott Sozio Title: Chief Executive Officer

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